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                                                                      EXHIBIT 11

               COMPUTATION OF PRIMARY EARNINGS PER ORDINARY SHARE
                         AND ORDINARY SHARE EQUIVALENTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                THREE MONTHS
                                                                    ENDED
                                                             SEPTEMBER 30, 1997
                                                             ------------------
                                                                 (UNAUDITED)
Earnings per ordinary share and ordinary share equivalents
Primary
Weighted average ordinary shares outstanding.................... 14,942,461
Average ordinary share options outstanding
 (net of repurchased  shares under the treasury
 stock method)..................................................  2,280,536
Weighted average number of ordinary shares and
 ordinary share equivalents outstanding......................... 17,222,997
Net Loss........................................................ (1,521,000)
Primary loss per ordinary share and ordinary share equivalent...     $(0.09)
                                                                     ======